Exhibit (a)(1)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

If you have sold all your Class B Shares, please send this Form of Acceptance together with the enclosed Instrument of Transfer and other accompanying documents, including your stock certificate, if applicable, as soon as possible to the Offerors or to the stockbroker, bank or other agent through whom the sale was affected for transmission to the Offerors.

This document should be read in conjunction with the Offer to Purchase dated June 16, 2017 (the “Offer to Purchase”). All the definitions used in the Offer to Purchase apply in this Form of Acceptance. All terms and conditions contained in the Offer to Purchase applicable to the Offer for Class B Shares are deemed to be incorporated in and form part of this Form of Acceptance.

FORM OF ACCEPTANCE
To Tender Class B Shares
of
QIWI PLC
Pursuant to the Offer to Purchase
dated June 16, 2017
by
OTKRITIE HOLDING JSC
and
OTKRITIE INVESTMENTS CYPRUS LIMITED

THIS FORM OF ACCEPTANCE OF THE OFFER MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY, N.A., AS RECEIVING AGENT, BY MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JULY 14, 2017 (THE “EXPIRATION TIME”) (I.E., THE LAST MOMENT OF THE DAY OF JULY 14, 2017), UNLESS THE OFFER IS EXTENDED.

There will be no guaranteed delivery process available to tender Class B Shares.

The Receiving Agent is:

COMPUTERSHARE TRUST COMPANY, N.A.

For Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021	For Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

THIS FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING CLASS B SHARES (AS DEFINED BELOW). DO NOT USE THIS FORM OF ACCEPTANCE FOR ANY OTHER PURPOSE.

Action to be taken to accept the Offer

Please read the detailed instructions on how to complete this Form of Acceptance. This Form of Acceptance should only be used to accept the Offer if you are a registered holder of Class B Shares of Qiwi plc (“QIWI”).

If you are a holder of ADSs, you will receive and should complete a Letter of Transmittal and related documents in accordance with the instructions set out therein.

If you wish to accept the Offer, please follow the instructions set forth in the Offer to Purchase and send this Form of Acceptance and the enclosed Instrument of Transfer, duly completed and signed, together with your stock certificate, if applicable, and all other documentation that the Receiving Agent might request to the Receiving Agent at one of the addresses set forth on the back cover of the Offer to Purchase, by no later than the Expiration Time on the Expiration Date, unless the Offer is extended.

Your acceptance of the Offer is on the terms and subject to the conditions contained in the Offer to Purchase and in this Form of Acceptance. In the event of an inconsistency between the terms and procedures in this Form of Acceptance and the Offer to Purchase, the terms and procedures in the Offer to Purchase shall govern.

If you have any questions as to how to complete this Form of Acceptance and the enclosed Instrument of Transfer, please contact Innisfree M&A Incorporated, the Information Agent, at (888) 750-5834 (Toll-Free), and banks and brokers at (212) 750-5833.

Representations and Warranties

By signing this Form of Acceptance you agree that you irrevocably undertake, represent and warrant to and with the Offerors the following:

(a) the presentation of this Form of Acceptance constitutes (i) an acceptance of the Offer with respect to the number of Class B Shares indicated herein, (ii) a commitment to present any document and to take any other steps necessary to allow the Offerors to consummate the transfer of ownership of the Class B Shares, subject to the terms and conditions established in the Offer to Purchase and in this Form of Acceptance and (iii) with the exception of the withdrawal rights of the tendering holders of Class B Shares, an irrevocable tender of the Class B Shares in the Offer;

(b) you are the owner of the Class B Shares indicated on this Form of Acceptance and you have full authority and rights to deliver, sell and transfer such Class B Shares and rights inherent hereto to the Offerors;

(c) the tendered Class B Shares are tendered free and clear from all liens, titles, charges, privileges and/or encumbrances, and together with all the rights which they grant or may grant in the future, including the rights to vote and the right to receive any distribution or dividend (as described in the Offer to Purchase);

(d) you undertake to ratify any and all of the acts or procedures that may be performed or effected by the Offerors or any of their respective directors or agents or QIWI or any of its agents, as the case may be, in the exercise of any of its or their respective powers and/or authorizations in virtue hereof;

(e) you accept that the Offerors seek to acquire the Class B Shares together with all economic and voting rights, including rights to receive any distribution or dividend declared on or after the date of the Offer to Purchase. Accordingly, if on or after the date hereof QIWI should declare or pay any distribution or dividend on, or issue any right with respect to, the Class B Shares that are payable or distributable to stockholders of record on a date prior to the transfer to the name of the Offerors on QIWI’s stock transfer records of Class B Shares that are purchased pursuant to the Offer, then (i) the Offer Price payable by the Offerors per Class B Share in the Offer will be reduced to the extent such distribution or dividend are payable in cash and (ii) any non-cash distribution or dividend received and held by a tendering holder shall be required to be promptly remitted and transferred to the Receiving Agent for the account of the Offerors accompanied by appropriate documents of transfer. Pending such remittance, the Offerors will be entitled to all rights and privileges, as owner of any such non-cash distribution or dividend and may withhold the entire Offer Price or deduct from the Offer Price the amount or value thereof, as determined by the Offerors in their sole discretion.

(f) you grant a power of attorney in favor of the Receiving Agent to receive such notifications, documents, or other communications to be sent to the holders of the tendered Class B Shares, to execute any documents necessary to receive, keep in custody and transfer the tendered Class B Shares and to exercise all other rights attaching to the tendered Class B Shares;

(g) you have reviewed the Offer documents; you have not received from the Receiving Agent or the Information Agent any information or representations that are inconsistent with or differing from the information or representations contained in the Offer documents; and your decision to tender in the Offer has been based on your own analysis of QIWI and of the Offer, including the benefits and risks involved therein and you have not received any type of legal, business, financial, tax, and/or any other type of advice from the Offerors, the Receiving Agent, or the Information Agent and/or any of their parent, subsidiary, affiliated, or related entities; and

(h) all the information contained in this Form of Acceptance and the enclosed Instrument of Transfer is true and correct.

How to complete this Form of Acceptance	Please complete in BLOCK CAPITALS
Do not detach any part of this Form of Acceptance
1.	The Offer

To tender in the Offer write in Box 1 the total number of Class B Shares which you wish to tender in the Offer. If no number, or a number greater than your entire holding of Class B Shares, is written in Box 1 and you have signed Box 2, the Offerors will deem that no Class B Shares have been tendered. To accept the Offer, complete Box 1 and Box 3 and, if applicable, Box 4, and sign Box 2 below.

BOX 1

Number of Class B Shares to be Tendered

2.	Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign or, otherwise, all joint holders to do likewise. All signatures must be certified.

If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form of Acceptance an authorized copy of the Power-of-Attorney.

Sign at the appropriate spaces in Box 2 to accept the Offer.

BOX 2
Execution by Individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by

In presence

(Name of record holder)	(Name of Company)

(Signature of record holder)

(Taxpayer ID or SSN)	(Taxpayer ID)

Signature:
(Representative) (Signature)
Full name:

Capicity: (Spouse/Representative)
(Representative) (Signature)

(The space above should be used to certify as appropriate)

3.	Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

Full name(s) and address

BOX 3
First registered holder	Joint registered holder	Joint registered holder
1. First name(s)	2. First name(s)	3. First name(s)
(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)
Last name:	Last name:	Last name:

Address	Address	Address

Zip code	Zip code	Zip code
Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:

Signature	Signature	Signature
Full name:	Full name:	Full name:
Capacity (Spouse Representative)	Capacity (Spouse Representative)	Capacity (Spouse Representative)

Joint registered holder(s)
4. First name(s)	5. Corporation(s)
(Mr. Mrs. Miss. Title)
Last name:	Name:

Address	Address

Zip code	Zip code
Taxpayer ID or SSN:	Taxpayer ID:

Signature

Full name:

Capacity (Spouse Representative)

4. Payment.

Upon the compliance of all the terms and conditions set forth in the Offer, you hereby instruct the Receiving Agent to make the payment of consideration in respect of the tendered Class B Shares (see Box 1) pursuant to the Offer by a check issued to the order of the person, and to be mailed to the address, indicated in Box 3 for the sole or first named registered holder.

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only one of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation P=partnership) ▶ __________
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any) ________
Exemption from FATCA reporting code (if any) ________
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer Identification Number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and

The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a) 11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for …	THEN the payment is exempt for...
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM
(1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Form of Acceptance must be guaranteed by a financial institution (which includes most commercial banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). Signatures on this Form of Acceptance need not be guaranteed (a) if this Form of Acceptance is signed by the registered holder(s) of the Class B Shares tendered herewith or (b) if the Class B Shares are tendered for the account of an Eligible Institution. See Instruction 7.

2. Delivery of Form of Acceptance. This Form of Acceptance is to be completed by holders of Class B Shares. If Class B Shares are tendered to the Receiving Agent in multiple deliveries, a properly completed and duly executed Form of Acceptance (or an originally signed facsimile thereof) must accompany each such delivery.

The method of delivery of this Form of Acceptance, the Instrument of Transfer and all other required documents, including your stock certificate, if applicable, is at the sole option and risk of the tendering holders of Class B Shares, and the delivery will be deemed delivered only when actually received by the Receiving Agent. If delivery is by mail, registered mail (with return receipt requested) and proper insurance is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Instrument of Transfer. In order to tender all or any portion of your Class B Shares, you must properly complete and duly execute the enclosed Instrument of Transfer as transferor, and send it together with this Form of Acceptance and the other accompanying documents. These materials, including the Instrument of Transfer, must reach the Receiving Agent prior to the Expiration Time.

4. Proration. If more than the Maximum Securities (as defined in the Offer to Purchase) are properly and timely tendered and not properly withdrawn prior to the Expiration Time, the Offerors will, upon the terms and subject to the conditions of the Offer, purchase up to the Maximum Securities on a pro rata basis (with adjustments to avoid purchases of fractional shares).

5. Inadequate Space. If the space provided herein is inadequate, the number of Class B Shares and any other required information should be listed on a separate signed schedule attached hereto.

6. Partial Tenders. If fewer than all of the Class B Shares held by a registered holder of Class B Shares (i.e., held directly on the books of QIWI) are to be tendered, fill in the number of Class B Shares to be tendered in the box entitled “Number of Class B Shares to be Tendered.” In such case, new share certificates evidencing the remainder of the Class B Shares will be sent to the person(s) signing this Form of Acceptance, unless otherwise provided in the box entitled “Name(s) and address” on this Form of Acceptance, as soon as practicable after the date on which such Class B Shares are purchased in the Offer. All the Class B Shares held in registered form directly on the books of QIWI by a holder delivering this Form of Acceptance to the Receiving Agent will be deemed to have been tendered unless otherwise indicated.

7. Signatures on Form of Acceptance, Stock Powers and Endorsements. If any of the Class B Shares tendered hereby is owned of record by two or more joint holders, all such holders must sign this Form of Acceptance . If any of the Class B Shares tendered in the Offer is registered in different names, it will be necessary to complete, sign and submit as many separate Forms of Acceptance as there are different registrations of such Class B Shares.

If this Form of Acceptance or any stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Offerors of their authority to act must be submitted.

8. Stock Transfer Taxes. The registered holder(s) of the Class B Shares listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of Class B Shares and (b) if Class B Shares not tendered or purchased in the Offer are to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the Offer Price, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 8, it will not be necessary for transfer tax stamps to be affixed to the Class B Shares listed and transmitted hereby.

9. Waiver of Conditions. The Offerors, in accordance with the terms set forth in the Offer to Purchase, have reserved the right to waive all or any of the Conditions to the Offer described in “The Offer—Section 14—Conditions to the Offer” in the Offer to Purchase, in whole or in part, prior to the Expiration Time on the Expiration Date, as may be extended.

10. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase or this Form of Acceptance may be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this Form of Acceptance.

11. Holders of Class B Shares. This Form of Acceptance cannot be used to tender Class B Shares represented by ADSs. If you hold Class B represented by ADSs, you can only tender such ADSs in the Offer by following the instructions in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase. Please refer to the Offer to Purchase for more information and contact the Information Agent with any questions.

12. U.S. Information Reporting and U.S. Backup Withholding. Payments made to holders of Class B Shares may be subject to U.S. information reporting and U.S. backup withholding of U.S. federal income tax, currently at a rate of twenty-eight percent (28%). Certain holders are not subject to these U.S. information reporting and U.S. backup withholding requirements. To avoid U.S. backup withholding, U.S. Holders (as defined in “The Offer—Section 5—Taxation” in the Offer to Purchase) that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that the U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that the U.S. Holder is not subject to U.S. backup withholding. Failure to provide the correct information on the Form W-9 may subject the tendering U.S. Holder to a $50.00 penalty imposed by the IRS. Holders that are non-U.S. persons may be required to complete and submit an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS W-8 Form, signed under penalties of perjury, attesting to the holder’s foreign status. IRS forms may be obtained from the IRS website at www.irs.gov.

13. Withdrawal Rights. Tenders of Class B Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time on the Expiration Date, as may be extended.

To withdraw Class B Shares, you must deliver a written notice of withdrawal, or a facsimile of one, which includes the required information, to the Receiving Agent while you have the right to withdraw the Class B Shares. The notice must specify the name of the person who tendered the Class B Shares to be withdrawn, the number of Class B Shares to be withdrawn and the name of the registered holder of the Class B Shares if different from that of the person who tendered such Class B Shares. In addition, if share certificate(s) have been delivered to the Receiving Agent, such notice must specify the serial number(s) shown on the share certificate(s) to be withdrawn. The notice of withdrawal must be signed by the same person who signed the relevant Form of Acceptance. If you tendered Class B Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange to withdraw the Class B Shares. Withdrawals may not be rescinded, and Class B Shares withdrawn will thereafter be deemed not properly and timely tendered. However, withdrawn Class B Shares may be retendered at any time before the Expiration Time by again following any of the procedures described in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase.

14. No Guaranteed Delivery. The Offerors are not providing for a guaranteed delivery procedure; therefore, you may not accept the Offer by delivery of a notice of guaranteed delivery. The only method for accepting the Offer is the procedure described above and in “The Offer—Section 3—Procedures for Tendering Securities” in the Offer to Purchase.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offerors, in their sole discretion, subject to applicable law, which determination shall be final and binding. None of the Offerors, the Receiving Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Important: This Form of Acceptance, together with the Instrument of Transfer and other accompanying documents, must be received by the Receiving Agent prior to the Expiration Time on the Expiration Date, as may be extended.